Exhibit 99.1

Luminent Moving Forward with Efforts to Enhance Its Liquidity

SAN FRANCISCO, August 7, 2007 — Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported it is moving forward with its efforts to enhance its liquidity and preserve the value of its portfolio of assets which is comprised substantially of high quality mortgage loans.  Luminent emphasized that, unlike other companies that are being affected by the sudden and extraordinary disruptions in the secondary and national real estate markets, it is an investor in, and not an originator of, mortgage loans. Luminent purchases its mortgage loans only after extensive due diligence.

Luminent stressed that, while the market disruption and the attendant visibility resulting from the disruption has created for the moment an environment of concern, speculation and in some instances overreaction, its business model has a proven track record of viability and success.

Specifically, Luminent pointed out that prime quality whole loans comprised the bulk of its assets as of June 30. These loans had an average FICO score of 715 and a moderate loan-to-value ratio of 71% on average, net of mortgage insurance. Luminent’s credit process is stringent. Luminent independently validates property values on each and every loan it buys. As a result of its due diligence, Luminent has experienced lower delinquencies than the prime mortgage market. The remainder of Luminent’s portfolio consists of mortgage backed securities, the vast majority of which is rated AAA.  Luminent has no sub prime first loss exposure.

Luminent is not subject to loan repurchase risk that is currently impacting certain loan originators in this environment.

Luminent recently reported that, because the financing methods the mortgage industry normally relies upon have deteriorated in an unprecedented fashion, it has experienced a significant increase in margin calls on its highest quality assets, especially since August 3, and a decrease on the financing advance rates provided by its lenders.

Trez Moore, Chief Executive Officer of Luminent, stated, “Luminent is committed to undertaking all appropriate initiatives with respect to its business. With the expertise of our strong management team, which has consistently proven its ability to successfully execute on our business model, we are moving forward with our efforts to address the company’s liquidity needs caused by the current mortgage market dislocations.”

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the effect of the flattening of, or other changes in, the yield curve on our investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies and support its liquidity position;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	the possible impact of Luminent’s failure to maintain exemptions under the 1940 Act;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments;

•	volatility in the timing and amount of Luminent’s cash distributions;

•	Luminent’s ability to purchase sufficient mortgages for its securitization business; and

•	the other factors described in Luminent’s Form 10-K, Form 10-Q and Form 8-K reports, including those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk.”

Luminent cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All subsequent written and oral forward-looking statements attributable to Luminent or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, Luminent undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:
Robert Siegfried
Kekst and Company
(212) 521 4832